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                                                                   EXHIBIT 10.37





                         DREYER'S GRAND ICE CREAM, INC.







                                 FIRST AMENDMENT



                          Dated as of November 17, 1998


                                       to

                            Note Purchase Agreements
                               Dated June 6, 1996




                     Re: $15,000,000 7.68% Series A Senior Notes Due 2002
                         $15,000,000 8.06% Series B Senior Notes Due 2006 $20,000,000 8.34% Series C Senior Notes Due 2008

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                   FIRST AMENDMENT TO NOTE PURCHASE AGREEMENTS

               THIS FIRST AMENDMENT dated as of November 17, 1998 (the or this "FIRST AMENDMENT") to the Note Purchase Agreements dated June 6, 1996 is between Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "COMPANY"), and each of the institutions which is a signatory to this First Amendment (collectively, the "NOTEHOLDERS").

                                    RECITALS:

               A. The Company and each of the Noteholders have heretofore entered into separate and several Note Purchase Agreements each dated June 6, 1996 (collectively, the "NOTE AGREEMENTS;" capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreements unless herein defined or the context shall otherwise require). The Company has heretofore issued $50,000,000 aggregate principal amount of Senior Notes consisting of its $15,000,000 7.68% Series A Senior Notes due 2002, $15,000,000 8.06% Series B Senior Notes due 2006 and $20,000,000 8.34% Series C Senior Notes due 2008 (collectively the "NOTES") pursuant to the Note Agreements. The Noteholders are, collectively, the holders of at least 51% of the outstanding principal amount of the Notes.

               B. The Company and the Noteholders now desire to amend the Note Agreements in the respects, but only in the respects, hereinafter set forth.

               C. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

               NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in
Section 3.1 hereof, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.     AMENDMENTS

               1.1 Section 10.5(b) of the Note Agreements shall be and is hereby amended in its entirety to read as follows:

               Limitation on Consolidated Funded Debt. The Company will not, at any time, permit the ratio of Consolidated Funded Debt plus, without duplication, Funded Debt of the Company owed to Restricted Subsidiaries, to Total Capitalization to be more than (i) .55 to 1.00 from the date of Closing through September 26, 1998, (ii) .60 to 1.00 from September 27, 1998 to September 25, 1999 and (iii) .55 to 1.00 thereafter.

               1.2 Section 10.5(c) of the Note Agreements shall be and is hereby amended in its entirety to read as follows:

               Minimum Consolidated Net Worth. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $140,000,000 plus (b) an aggregate


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amount equal to 50% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year ending after December 26, 1998.

               1.3 Section 10.5(d) of the Note Agreements shall be and is hereby amended in its entirety to read as follows:

               The Company will not permit (i) the ratio of (w) Consolidated Income Available for Fixed Charges to (x) Fixed Charges to be less than 1.50 to
1.00 as of the end of each fiscal quarter of the Company from the date of Closing until December 31, 1996 and 2.00 to 1.00 thereafter through the end of the fiscal quarter ended June 27, 1998, for a period consisting of four consecutive fiscal quarters selected by the Company out of the immediately preceding five fiscal quarters, and (ii) the ratio of (y) Consolidated Income Available for Fixed Charges to (z) Fixed Charges for the period consisting of the Company's four consecutive fiscal quarters ending on the last day of the relevant fiscal quarter (the "Four Quarter Period") to be less than (A) 2.00 to
1.00 for the Four Quarter Period ending on September 26, 1998; (B) 1.50 to 1.00 for each Four Quarter Period ending on December 26, 1998, March 27, 1999, June 26, 1999 and September 25, 1999; (C) 2.00 to 1.00 for the Four Quarter Period ending on December 25, 1999 and (D) 2.25 to 1.00 for each Four Quarter Period ending on the last day of each fiscal quarter after December 25, 1999. For purposes of this Section 10.5(d)(ii), in any Four Quarter Period that includes the fiscal quarters ending September 26, 1998 or December 26, 1998, the calculation of Consolidated Income Available for Fixed Charges shall be made by adding back all non-recurring charges taken in such quarter or quarters (as applicable), provided that the non-recurring charges so added back in respect of such fiscal quarters shall not exceed $70,000,000 in the aggregate.

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               2.1. To induce the Noteholders to execute and deliver this First Amendment, the Company represents and warrants to the Noteholders that (which representations and warranties shall survive the execution and delivery of this First Amendment):

               (a) this First Amendment has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

               (b) the Note Agreements, as amended by this First Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

               (c) the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all requisite action on the part of the Company, (ii) does not require the consent or approval of any governmental or regulatory


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        body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its articles of incorporation or bylaws,
        (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

               (d) as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing; and

               (e) all the representations and warranties contained in Section 5 of the Note Agreements are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof.

SECTION 3.     CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

               3.1. This First Amendment shall become effective as of September 25, 1998 upon the satisfaction in full of each of the following conditions:

               (a) executed counterparts of this First Amendment, duly executed by the Company and the Required Holders, shall have been delivered to the Noteholders;

               (b) each Noteholder shall have received from the Company a check in the amount set forth opposite its name below as a fee for reviewing and processing this First Amendment:

               The Prudential Insurance Company of America:             $33,350
               Pruco Life Insurance Company:                            $ 1,650
               Transamerica Life Insurance and Annuity Company          $15,000

               (c) (i) the representations and warranties of the Company set forth in Section 2 hereof shall be true, correct and complete on and with respect to the date hereof and (ii) no Default or Event of Default shall have occurred and be continuing on the date hereof or would result from this First Amendment becoming effective in accordance with the terms hereof, and the Noteholders shall have received an Officer's Certificate certifying to the effects set forth in clauses (i) and (ii) above; and

               (d) the Company shall have paid the reasonable fees and expenses of O'Melveny & Myers LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

        Upon receipt of all of the foregoing, this First Amendment shall become effective.

SECTION 4.     MISCELLANEOUS


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               4.1. This First Amendment shall be construed in connection with and as part of each of the Note Agreements, and except as modified and expressly amended by this First Amendment, all terms, conditions, and covenants contained in the Note Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

               4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Agreements without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

               4.3. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

               4.4. This First Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State which would require the application of the laws of a jurisdiction other than such State.

               4.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.




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               IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                          DREYER'S GRAND ICE CREAM, INC.

                                          By:   /s/ William C. Collett
                                                ---------------------------
                                          Name: William C. Collett
                                                ---------------------------
                                          Title: Treasurer
                                                ---------------------------




Percentage of Principal of Notes Held:    Noteholders:

                66.7%                     THE PRUDENTIAL INSURANCE
                                          COMPANY OF AMERICA


                                          By:   /s/ Joseph Alouf
                                                ---------------------------
                                          Name: Joseph Alouf
                                                ---------------------------
                                          Title: Vice President
                                                ---------------------------




                 3.3%                     PRUCO LIFE INSURANCE COMPANY


                                          By:   /s/ Joseph Alouf
                                                ---------------------------
                                          Name: Joseph Alouf
                                                 ---------------------------
                                          Title: Vice President
                                                ---------------------------




                 30%                      TRANSAMERICA LIFE INSURANCE
                                          AND ANNUITY COMPANY


                                          By:   /s/ John Casparian
                                                ---------------------------
                                          Name: John Casparian
                                                ---------------------------
                                          Title: Investment Officer
                                                ---------------------------


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